As filed with the Securities and Exchange Commission on August 10, 2026

Registration No. 333-297224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	3714	95-4318554
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28875 Cabot Drive

Novi, Michigan 48377

(248) 504-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne Kauffman, Esq.

Senior Vice President, General Counsel and Secretary

Gentherm Incorporated

28875 Cabot Drive

Novi, Michigan 48377

(248) 504-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael S. Ben Jeffrey H. Kuras Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, MI 48226 (313) 701-9300	Bradley C. Faris Jason Morelli Latham & Watkins LLP 330 N Wabash Ave, Suite 2800 Chicago, IL 60611 (312) 876-7700	Andrew Kaplan Stewart McDowell Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and the date on which all other conditions to the Distribution and Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Gentherm Incorporated is filing this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-297224), originally filed on July 2, 2026 and amended on August 5, 2026 (as amended, the “Registration Statement”), to file new Exhibits 8.2 and 107. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and Item 21 of Part II of the Registration Statement. The remainder of the Registration Statement is unchanged and has thus been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statements Schedules

The following is a list of exhibits filed as part of this proxy statement/prospectus.

Exhibit	Description

2.1	Separation Agreement, dated as of January 29, 2026, by and among Modine Manufacturing Company, Gentherm Incorporated, and the other parties named therein (incorporated by reference to Exhibit 2.1 to Gentherm Incorporated’s Current Report on Form 8-K filed on January 29, 2026) (File No. 001-14010)).†

2.2	Agreement and Plan of Merger, dated as of January 29, 2026, by and among Gentherm Incorporated, Modine Manufacturing Company, and the other parties named therein (incorporated by reference to Exhibit 2.2 to Gentherm Incorporated’s Current Report on Form 8-K filed on January 29, 2026) (File No. 001-14010)).†

3.1	Second Amended and Restated Articles of Incorporation of Gentherm Incorporated, dated as of March 5, 2018 (Incorporated by reference to Gentherm Incorporated’s Current Report on Form 8-K dated March 5, 2018).

3.2	Amended and Restated Bylaws of Gentherm Incorporated, dated as of May 26, 2016 (Incorporated by reference to Gentherm Incorporated’s Current Report on Form 8-K dated May 26, 2016).

5.1	Opinion of Honigman LLP.*

8.1	Opinion of Latham & Watkins LLP as to certain tax matters.*

8.2	Opinion of Gibson, Dunn & Crutcher LLP as to certain tax matters.+

10.1	Form of Transition Services Agreement.†*

10.2	Form of Tax Matters Agreement.†*

10.3	Form of Intellectual Property Matters Agreement.†*

10.4	Form of Employee Matters Agreement.†*

10.5	Form of Trademark Matters Agreement.†*

10.6	Credit Agreement, dated as of July 29, 2026, by and among Platinum SpinCo Inc., the guarantors and lenders from time to time party thereto and Bank of America, N. A., as administrative agent.†*

21.1	Subsidiaries of Gentherm Incorporated.*

23.1	Consent of Honigman LLP (included as Exhibit 5.1).*

23.2	Consent of Latham & Watkins LLP as to certain tax matters (included in Exhibit 8.1).*

23.3	Consent of Gibson, Dunn & Crutcher LLP as to certain tax matters (included in Exhibit 8.2).+

23.4	Consent of Ernst & Young LLP as to the historical financial statements of Gentherm Incorporated.*

23.5	Consent of KPMG LLP as to the audited financial statements of the Performance Technologies Business.*

24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*

99.1	Consent of Barclays Capital, Inc., as financial advisor to Gentherm Incorporated.*

107	Filing Fee Table.+

+	Filed herewith.
*	Previously filed.
†

Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Items 601(a)(5) and/or 601(b) (2) of Regulation S-K. Gentherm Incorporated agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Novi, Michigan, on this 10th day of August, 2026.

GENTHERM INCORPORATED

By:	/s/ William Presley
Name: William Presley
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 10th day of August, 2026.

Signature	Title

/s/ William Presley William Presley	Director, President and Chief Executive Officer (Principal Executive Officer)

* Jonathan Douyard	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* Nicholas Breisacher	Chief Accounting Officer (Principal Accounting Officer)

* Ronald Hundzinski	Director, Chair of the Board

* Sophie Desormière	Director

* David Heinzmann	Director

* Laura Kowalchik	Director

* Charles Kummeth	Director

* Betsy Meter	Director

* John Stacey	Director

* Kenneth Washington	Director

*By:	/s/ William Presley
William Presley
Attorney-in-fact

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